Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-91178) pertaining to the Park National Corporation Employees Stock Ownership Plan of our report dated May 4, 2006, with respect to the financial statements of the Park National Corporation Employees Stock Ownership Plan as of December 31, 2005 and for the year then ended included in this Annual Report (Form 11-K) for the fiscal year ended December 31, 2006.
/s/ Ernst & Young LLP
Columbus, Ohio
June 28, 2007

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